Exhibit 99.1

FOR IMMEDIATE RELEASE

DEMAND MEDIA TO PROMOTE MEL TANG TO CFO
Charles Hilliard to Assume New Role as Special Advisor to the Board of Directors
Company Reaffirms Q2 and 2012 Financial Guidance
SANTA MONICA, Calif.  June 14, 2012 – Demand Media® (NYSE: DMD) today announced that Senior Vice President, Finance and Treasurer Mel Tang will be promoted to Chief Financial Officer effective August 16, 2012, and that concurrently Demand Media’s President and CFO Charles Hilliard will become Special Advisor to the Board of Directors. The company also announced that it is reaffirming its financial guidance for the second quarter ending June 30, 2012, and full year ending December 31, 2012.
“Mel has been an integral part of our team since 2006 and this promotion is well deserved. His leadership skills, strategic insights and financial acumen will be important contributors to our future success,” said Richard Rosenblatt, Chairman and CEO, Demand Media. “Over the past five years, Charles has played an instrumental role in building Demand Media and its operations, leading our IPO, and placing the company on solid financial ground. We thank Charles for his many valuable contributions and look forward to working with him as Special Advisor to the Board of Directors.”
Tang is being promoted from his role as Senior Vice President, Finance and Treasurer, where he has been responsible for financial planning and analysis, and the treasury function for Demand Media. Prior to joining the company, Tang was a Director in the media investment banking group at UBS, worked at early stage venture capital firm Prime Ventures, and was an investment banking analyst at Donaldson, Lufkin & Jenrette. Tang graduated magna cum laude from the University of Pennsylvania, where he earned dual Bachelor of Science degrees in Finance and Mechanical Engineering.
“I look forward to working more closely with our executive team, Board and stockholders in this new position,” said Tang.  “Innovation and financial discipline have helped make Demand Media a leader in content and social media, and I am excited to carry forward that legacy as we take the company to its next level of growth.”

“After having accomplished what I set out to do in an operating role, I look forward to working with the company and the Board in an advisory capacity,” said Hilliard. “I want to thank all of my Demand Media colleagues for an amazing five years and the opportunity to work with such a talented team that has built an exciting company well positioned for future success.”
About Demand Media

Demand Media, Inc. (NYSE: DMD) is a leading content and social media company that informs and entertains one of the internet’s largest audiences, helps advertisers find innovative ways to engage with their customers and enables publishers to expand their online presence. Headquartered in Santa Monica, CA, Demand Media has offices in North America, South America and Europe. For more information about Demand Media, please visit www.demandmedia.com.

Cautionary Information Regarding Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, as amended. These forward-looking statements involve risks and uncertainties regarding the Company's future financial performance, and are based on current expectations, estimates and projections about our industry, financial condition, operating performance and results of operations, including certain assumptions related thereto. Statements containing words such as “guidance,” “may,” “believe,” “anticipate,” “expect,” “intend,” “plan,” “project,” “projections,” “business outlook,” and “estimate” or similar expressions constitute forward-looking statements. Actual results may differ materially from the results predicted, and reported results should not be considered an indication of future performance. Potential risks and uncertainties include, among others: changes in the methodologies of internet search engines, including ongoing algorithmic changes made by Google to its search results as well as possible future changes, and the impact such changes may have on page view growth and driving search related traffic to our owned and operated websites and the websites of our network customers; changes in our content creation and distribution platform, including the possible repurposing of content to alternate distribution channels, or the sale or removal of content; our ability to successfully launch, produce and monetize new content formats; the inherent challenges of estimating the overall impact on page views and search driven traffic to our owned and operated websites based on the data available to us as Google continues to make adjustments to its search algorithms; our ability to compete with new or existing competitors; our ability to maintain or increase our advertising revenue; our ability to continue to drive and grow traffic to our owned and operated websites and the websites of our network customers; our ability to effectively monetize our portfolio of content; our dependence on material agreements with a specific business partner for a significant portion of our revenue; future internal rates of return on content investment and our decision to invest in different types of content in the future, including video and other formats of text content; our ability to attract and retain freelance creative professionals; changes in our level of investment in media content intangibles; the effects of changes in marketing expenditures or shifts in marketing expenditures; the effects of seasonality on traffic to our owned and operated websites and the websites of our network customers; our ability to continue to add partners to our registrar platform on competitive terms; our ability to successfully pursue and implement our gTLD initiative; changes in stock-based compensation; changes in amortization or depreciation expense due to a variety of factors; potential write downs, reserves against or impairment of assets including receivables, goodwill, intangibles, and media content or other assets; changes in tax laws, our business or other factors that would impact anticipated tax benefits or expenses; our ability to successfully identify, consummate and integrate acquisitions, including integrating our recent acquisitions; our ability to retain key customers and key personnel; risks associated with litigation; the impact of governmental regulation; and the effects of discontinuing or discontinued business operations. From time to time, we may consider acquisitions or divestitures that, if consummated, could be material. Any forward-looking statements regarding financial metrics are based upon the assumption that no such acquisition or divestiture is consummated during the relevant periods. If an acquisition or divestiture were consummated, actual results could differ materially from any forward-looking statements. More information about potential risk factors that could affect our operating and financial results are contained in our annual report on Form 10-K for the fiscal year ending December 31, 2011 filed with the Securities and Exchange Commission (http://www.sec.gov) on February 24, 2012, and as such risk factors may be updated in our quarterly reports on Form 10-Q filed with the Securities and Exchange Commission, including, without limitation, information under the captions “Risk Factors” and “Management's Discussion and Analysis of Financial Condition and Results of Operations.”
Furthermore, as discussed above, the Company does not intend to revise or update the information set forth in this press release, except as required by law, and may not provide this type of information in the future.

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Contacts
Investor Contact:
Julie MacMedan
Demand Media
(310) 917-6485
Julie.MacMedan@demandmedia.com

Media Contact:
Kristen Moore
Demand Media
(310) 917-6432
Kristen.Moore@demandmedia.com